SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

JPMORGAN CHASE & CO.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	13-2624428

(State of Incorporation or Organization)	(IRS Employer Identification no.)

270 Park Avenue New York, NY	10017

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-117770
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Principal Protected Notes Linked to the S&P 500® Index due September 30, 2010	American Stock Exchange LLC

Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

Item 1: Description of Registrant’s Securities to be Registered.

     The description under the heading “Description of Debt Securities” relating to the Registrant’s debt securities in the prospectus included in the Registrant’s Registration Statement on Form S-3 (Registration No. 333-117770), as supplemented by the information under the heading “Description of Notes” in the prospectus supplement dated September 23, 2004 filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, (the “Act”) which description is incorporated herein by reference, and as further supplemented by the description under the headings “Summary” and “Description of Notes” relating to the Principal Protected Notes Linked to the S&P 500® Index due September 30, 2010 in the Registrant’s pricing supplement dated September 23, 2004, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Act, are incorporated herein by reference.

Item 2: Exhibits

      The following exhibits have been filed with the Securities and Exchange Commission:

3.1	Restated Certificate of Incorporation of JPMorgan Chase & Co. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of J.P. Morgan Chase & Co. (File No. 1-5805) filed on July 1, 2004, as amended by Exhibit 3.1 to the Current Report on Form 8-K of JPMorgan Chase & Co. filed on July 21, 2004).

3.2	By-laws, amended as of March 16, 2004, of JPMorgan Chase & Co. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of J.P. Morgan Chase & Co. (File No. 1-5805) filed on July 1, 2004, as amended by Exhibit 3.1 to the Current Report on Form 8-K of JPMorgan Chase & Co. filed on July 21, 2004).

4.1	Form of Global Indexed Linked Note.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

JPMORGAN CHASE & CO.

By:	/s/ Anthony Horan

	Name:	Anthony Horan
	Title:	Corporate Secretary

Date: September 28, 2004